Exhibit 10.34

INTELLINETICS, INC. STOCK AWARD AGREEMENT	Date of Grant:	–––––––––––––––––––––––––––––––––––
	Grantee:	–––––––––––––––––––––––––––––––––––
	No. of Shares of Common Stock:	–––––––––––––––––––––––––––––––––––

This Agreement will certify that the grantee named above (“Grantee”) is awarded the total number of shares of common stock, no par value per share (the “Common Stock”), of Intellinetics, Inc. (the “Corporation”) designated above (the “Stock”), as of the date indicated above (the “Grant Date”) and subject to the terms, conditions and restrictions set forth below. [Grantee is an employee of the Corporation, and the Board has approved the issuance of the Stock to Grantee as a bonus for Grantee’s service to the Corporation during calendar year 2011.] [The Board has approved the issuance of the Stock to Grantee as bonus compensation for Grantee’s service to the Corporation through serving on the Corporation’s Advisory Board during calendar year 2011.] The Board has determined that the Stock has a current value of $18.25 per share.

INTELLINETICS, INC.:		GRANTEE:

By:
Matthew L. Chretien, Executive Vice President

Terms and Conditions

1. Terms of Stock Award. Pursuant to action of the Corporation’s Board of Directors (the “Board”), the Corporation awards to the Grantee the number of shares of Stock set forth above.

2. Grantee Representations. Grantee represents that he or she will hold the Stock for his own account and not on behalf of others. Grantee understands and acknowledges that federal and state securities laws govern and restrict Grantees’ right to offer, sell or otherwise dispose of any shares of Stock unless such offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Corporation’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Notwithstanding anything to the contrary in this Agreement, Grantee agrees that he shall not offer, sell or otherwise dispose of any shares of Stock in any manner which would (i) require the Corporation to file any registration statement with the Securities and Exchange Commission (or any similar filing under state laws) or to amend or supplement any such filing, or (ii) violate or cause the Corporation to violate the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations promulgated thereunder or any other state or federal law.

3. Restrictive Legend. Any certificates representing the Stock shall bear legends as the Corporation deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

4. Rights as Shareholder. The Grantee shall be entitled to all of the rights of a shareholder, including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares.

5. Government Regulations. Notwithstanding anything contained herein to the contrary, the Corporation’s obligation to issue or deliver certificates evidencing the Stock shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

6. Withholding Taxes. The Corporation shall have the right to require the Grantee to remit to the Corporation, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

7. No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Corporation otherwise would have to terminate the service of the Grantee as an employee or otherwise.

8. Board Administration. This award has been made pursuant to a determination made by the Board, and the Board, or any substitute committee authorized by the Board of Directors, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Grantee by the express terms hereof.

9. Amendment. Any provision of this Agreement may be amended or waived only with the prior written consent of the Corporation and Grantee.

10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

11. Governing Law. This Agreement shall be construed under the laws of the State of Ohio.

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